UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

IMAGENEBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 345
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-6265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IMA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2026, ImageneBio, Inc., a Delaware corporation (the “Company”), based in part on the recommendation of Kristin Yarema, Ph.D., the Company’s Chief Executive Officer, appointed Yanina Grant-Huerta as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective July 20, 2026. Kristin Yarema, Ph.D., the Company’s Chief Executive Officer, had been serving as the interim principal financial officer of the Company until the appointment of Ms. Grant-Huerta.

Ms. Grant-Huerta, age 49, previously worked at Atara Biotherapeutics, Inc. (Nasdaq: ATRA) from April 2020 until July 2026. During Ms. Grant-Huerta’s time at Atara Biotherapeutics, she served in various financial planning and analysis and accounting roles of increasing responsibility, most recently serving as Chief Accounting Officer from March 2025 to July 2026. Prior to joining Atara Biotherapeutics in April 2020, Ms. Grant-Huerta spent 14 years at Amgen Inc. holding roles of increasing responsibility in financial planning and analysis. Yanina Grant-Huerta received her Bachelor’s degree in Economics from Tecnológico de Monterrey and a Master’s degree in Statistics from Oklahoma State University.

In connection with her employment with the Company and appointment as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Ms. Grant-Huerta (the “Employment Agreement”), which sets forth the terms of Ms. Grant-Huerta’s employment with the Company. Pursuant to the Employment Agreement, Ms. Grant-Huerta will be entitled to receive an annual base salary of $450,000 and will be eligible to earn an annual discretionary bonus of 40% of her then-current annual base salary. In addition, pursuant to the Employment Agreement, the Company will grant Ms. Grant-Huerta a restricted stock unit award under the Company’s 2025 Equity Inducement Plan (the “Inducement Plan”) for 65,000 shares of the Company’s common stock (the “RSU Grant”). Twenty-five percent of the shares subject to the RSU Grant will vest on the one year anniversary of Ms. Grant-Huerta’s start date, with 1/12th of the remaining shares vesting quarterly thereafter, provided that Ms. Grant-Huerta remains employed with the Company as of each respective vesting date. In addition to the RSU Grant, pursuant to the Employment Agreement, the Company will grant Ms. Grant-Huerta a stock option award under the Inducement Plan to purchase 95,000 shares of the Company’s common stock (the “Option Grant”). Twenty-five percent of the shares subject to the Option Grant will vest on the one-year anniversary of Ms. Grant-Huerta’s start date, with 1/36th of the remaining shares vesting monthly thereafter, provided that Ms. Grant-Huerta remains employed with the Company as of each respective vesting date. The exercise price of each share of the Company’s common stock underlying the Option Grant will be the closing price of a share of the Company’s common stock on the date of grant.

In addition to the Employment Agreement, Ms. Grant-Huerta will enter into a participation agreement (the “Participation Agreement”) to the Company’s Severance and Change in Control Plan (the “Severance Plan”). Pursuant to the Participation Agreement, Ms. Grant-Huerta will have the right to receive, in connection with a “covered termination” the severance and change in control benefits provided to C-Suite level officers (other than the Chief Executive Officer) under the Severance Plan. Upon a covered termination that occurs during a “change in control period,” Ms. Grant-Huerta will be entitled to a lump sum payment equal to 12 months of her base salary, a lump sum payment equal to 100% of her target annual bonus, payment of continued group health benefits for a period of up to 12 months, and full accelerated vesting of all outstanding equity awards. Upon a covered termination that occurs outside of a change in control period, Ms. Grant-Huerta will be entitled to continued base salary payments equal to 12 months of her base salary, paid in accordance with our regular payroll practices over such period, and payment of continued group health benefits for up to 12 months. All severance benefits under the Severance Plan are subject to Ms. Grant-Huerta’s execution of an effective release of claims against the Company within 60 days of the covered termination and compliance with the terms of our standard Employee Confidential Information and Inventions Assignment Agreement and any other written agreement between Ms. Grant-Huerta and the Company. For purposes of the Severance Plan, a “covered termination” is a termination of employment by the Company without “Cause,” as defined in the Severance Plan, or as a result of Ms. Grant-Huerta’s resignation for

“Good Reason,” as defined in the Severance Plan, in either case resulting in a separation from service. For purposes of the Severance Plan, a “change in control period” is the period commencing on the closing of a “change in control,” as defined in the ImageneBio, Inc. 2025 Equity Incentive Plan, and ending on the first anniversary of such closing.

The foregoing summary of the Employment Agreement, Severance Plan and Participation Agreement is not complete and is qualified in its entirety by reference to the full agreements and plan, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

The Company and Ms. Grant-Huerta will also enter into the Company’s standard indemnification agreement for the Company’s directors and officers, a copy of which is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 8, 2025.

Item 8.01	Other Events.

Effective July 24, 2026, Benjamin Porter-Brown, our Chief Medical Officer, will transition from his full-time position as the Company’s Chief Medical Officer to a consulting role. Dr. Porter-Brown remains committed to the Company and will continue to provide services as a consulting clinical development expert and strategic advisor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

10.1	Offer of Employment between the Company and Yanina Grant-Huerta

10.2	ImageneBio, Inc. Severance and Change in Control Plan

10.3	Form of Participation Agreement to ImageneBio, Inc. Severance and Change in Control Plan

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGENEBIO, INC.

Date: July 23, 2026	By:	/s/ Kristin Yarema
Kristin Yarema, Ph.D.
Chief Executive Officer